UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 2, 2013

Health Care REIT, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-8923	34-1096634
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4500 Dorr Street, Toledo, Ohio	43615
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (419) 247-2800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The annual meeting of shareholders of the Company was duly called and held on May 2, 2013 in Toledo, Ohio. The voting results for each of the proposals submitted to a vote of the shareholders at the annual meeting are as follows:

Proposal #1 — Election of ten directors to hold office until the next annual meeting of shareholders:

Nominee	For	Against	Abstentions	Broker Non-Votes
William C. Ballard, Jr.	188,493,305	12,201,958	388,687	33,724,559
George L. Chapman	191,425,207	5,930,287	3,728,456	33,724,559
Thomas J. DeRosa	197,625,407	3,076,071	382,471	33,724,559
Jeffrey H. Donahue	188,512,881	12,185,238	385,831	33,724,559
Peter J. Grua	193,711,240	6,986,982	385,728	33,724,559
Fred S. Klipsch	197,073,460	3,612,432	398,057	33,724,559
Sharon M. Oster	188,274,043	12,435,942	373,964	33,724,559
Jeffrey R. Otten	197,606,831	3,091,826	385,292	33,724,559
Judith C. Pelham	189,399,157	11,310,024	374,768	33,724,559
R. Scott Trumbull	195,793,968	4,900,239	389,742	33,724,559

Proposal #2 — Approval of the compensation of the named executive officers of the Company as disclosed in the Proxy Statement pursuant to the compensation disclosure rules of the SEC:

For	Against	Abstentions	Broker Non-Votes
100,608,183	98,201,301	2,272,215	33,726,809

Proposal #3 — Ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm for the fiscal year 2013:

For	Against	Abstentions	Broker Non-Votes
222,212,822	11,972,798	622,889	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH CARE REIT, INC.

By:	/s/ George L. Chapman
George L. Chapman
Its: Chairman of the Board, Chief Executive
Officer and President

Dated: May 6, 2013